Exhibit 99.1

3Q 2021

SmartFinancial Announces Results for the Third Quarter 2021

KNOXVILLE, TN – October 19, 2021 - SmartFinancial, Inc. ("SmartFinancial" or the "Company"; NASDAQ: SMBK), today announced net income of $9.6 million, or $0.61 per diluted common share, for the third quarter of 2021, compared to net income of $6.4 million, or $0.42 per diluted common share, for the third quarter of 2020, and compared to net income of $8.8 million, or $0.58 per diluted common share, for the second quarter of 2021.  Operating earnings (Non-GAAP), which excludes securities gains, merger related and restructuring expenses and non-operating items, totaled $9.9 million, or $0.63 per diluted common share, in the third quarter of 2021, compared to $6.6 million, or $0.44 per diluted common share, in the third quarter of 2020, and compared to $9.1 million, or $0.60 per diluted common share, in the second quarter of 2021.

Highlights for the Third Quarter of 2021

●	Net organic loan growth of over $52 million, an 8.6% annualized quarter-over-quarter increase
●	Operating earnings (non-GAAP) of $0.63 per diluted share, a 43.2% increase from the prior-year-quarter
●	Tangible book value per share (Non-GAAP) of $19.03, a 7.3% annualized quarter-over-quarter increase
●	Completed the acquisition of Sevier County Bancshares (“SCB”)
●	Hired seasoned commercial banking team members in Dothan, Montgomery and Birmingham, Alabama and Tallahassee, Florida

Billy Carroll, President & CEO, stated: “Our company is continuing to perform at a very high level, and we are extremely pleased with our results and accomplishments this quarter.  In addition to our solid financial performance, we closed our SCB transaction and added several outstanding, seasoned bankers to our staff.  The momentum around our team is strong and I am very excited with the direction of our company.”

SmartFinancial's Chairman, Miller Welborn, concluded: “The execution of our Strategic Plan is really coming together. All of our operating metrics are on target, and we are excited about our future.”

Net Interest Income and Net Interest Margin

Net interest income was $30.4 million for the third quarter of 2021, compared to $26.9 million for the second quarter of 2021. Average earning assets totaled $3.61 billion, an increase of $314.9 million. The growth was primarily driven by an increase in average cash and cash equivalents of $271.6 million and average loans and leases of $24.2 million. Average interest-bearing liabilities increased $212.2 million, related to continued core deposit growth and the acquisition of SCB.

The tax equivalent net interest margin was 3.35% for the third quarter of 2021, compared to 3.29% for the second quarter of 2021. The tax equivalent net interest margin was impacted by a 2 basis point increase in the average yield on interest-earning assets and offset by a 5 basis point decline in the rate on interest-bearing liabilities over the prior quarter.  The increase in yield on interest-earning assets was primarily driven by an increase of $1.7 million of loan discount accretion and Payroll Protection Program (“PPP”) fee accretion during the third quarter of 2021 when compared to the second quarter of 2021, offset by lower yielding excess liquidity.

The yield on interest-bearing liabilities decreased to 0.44% for the third quarter of 2021 when compared to 0.49% for the second quarter of 2021. The cost of average interest-bearing deposits was 0.34% for the third quarter of 2021 compared to 0.39% for the second quarter of 2021, a decrease of 5 basis points. The lower cost of average deposits was attributable to the maturing and repricing of time deposits, which decreased 16 basis points during the period. The cost of total deposits for the third quarter of 2021 was 0.25% compared to 0.29% in the second quarter of 2021.

The following table presents selected interest rates and yields for the periods indicated:

	Three Months Ended
	Sep	Jun	Increase
Selected Interest Rates and Yields	2021	2021	(Decrease)
Yield on loans and leases	4.95%	4.52%	0.43%
Yield on earning assets, FTE	3.67%	3.65%	0.02%
Cost of interest-bearing deposits	0.34%	0.39%	(0.05)%
Cost of total deposits	0.25%	0.29%	(0.04)%
Cost of interest-bearing liabilities	0.44%	0.49%	(0.05)%
Net interest margin, FTE	3.35%	3.29%	0.06%

Provision for Loan and Lease Losses and Credit Quality

At September 30, 2021, the allowance for loan and lease losses was $19.3 million.  The allowance for loan and lease losses to total loans and leases was 0.73% as of September 30, 2021, compared to 0.74% as of June 30, 2021.  For the Company’s originated loans and leases, the allowance for loan and lease losses to originated loans and leases, less PPP loans, was 0.76% as of September 30, 2021, compared to 0.86% as of June 30, 2021.  The remaining discounts on the acquired loan and lease portfolio totaled $13.0 million, or 2.48% of acquired loans and leases as of September 30, 2021.

The following table presents detailed information related to the provision for loan and lease losses for the periods indicated (dollars in thousands):

	Three Months Ended
	Sep	Jun
Provision for Loan and Lease Losses Rollforward	2021	2021	Change
Beginning balance	$18,310	$18,370	$(60)
Charge-offs	(239)	(153)	(86)
Recoveries	75	98	(23)
Net charge-offs	(164)	(55)	(109)
Provision	1,149	(5)	(1,154)
Ending balance	$19,295	$18,310	$985

Allowance for loan losses to total loans and leases, gross	0.73%	0.74%	(0.01)%

The Company is not required to implement the provisions of the Current Expected Credit Losses (“CECL”) accounting standard until January 1, 2023 and is continuing to account for the allowance for loan and lease losses under the incurred loss model.

Nonperforming loans and leases as a percentage of total loans and leases was 0.13% as of September 30, 2021, a decrease of 2 basis points from the 0.15% reported in the second quarter of 2021.  Total nonperforming assets (which include nonaccrual loans and leases, loans and leases past due 90 days or more and still accruing, other real estate owned and other repossessed assets) as a percentage of total assets was 0.14% as of September 30, 2021, as compared to 0.18% as of June 30, 2021.

The following table presents detailed information related to credit quality for the periods indicated (dollars in thousands):

	Three Months Ended
	Sep	Jun	Increase
Credit Quality	2021	2021	(Decrease)
Nonaccrual loans and leases	$3,567	$3,694	$(127)
Loans and leases past due 90 days or more and still accruing	-	64	(64)
Total nonperforming loans and leases	3,567	3,758	(191)
Other real estate owned	2,415	2,499	(84)
Other repossessed assets	77	199	(122)
Total nonperforming assets	$6,059	$6,456	$(397)

Nonperforming loans and leases to total loans and leases, gross	0.13%	0.15%	(0.02)%
Nonperforming assets to total assets	0.14%	0.18%	(0.04)%

Noninterest Income

Noninterest income increased $1.2 million to $6.3 million for the third quarter of 2021 compared to $5.1 million for the second quarter of 2021.  During the third quarter of 2021, the primary components of the changes in noninterest income were as follows:

●	Increase in service charges on deposit accounts, related to the SCB acquisition, deposit growth and transaction volume;
●	Increase in insurance commissions due to improved activity;
●	Increase in interchange and debit card transaction fees, related to increased volume, deposit growth and the SCB acquisition; and
●	Increase in other, includes $469 thousand in SWAP fee income from newly created capital markets program and $159 thousand in income from the Company’s bank owned life insurance program.

The following table presents detailed information related to noninterest income for the periods indicated (dollars in thousands):

	Three Months Ended
	Sep	Jun	Increase
Noninterest Income	2021	2021	(Decrease)
Service charges on deposit accounts	$1,220	$1,048	$172
Gain (loss) on sale of securities, net	45	-	45
Mortgage banking income	994	1,105	(111)
Investment services	448	567	(119)
Insurance commissions	745	557	188
Interchange and debit card transaction fees	1,078	922	156
Other	1,779	944	835
Total noninterest income	$6,309	$5,143	$1,166

Noninterest Expense

Noninterest expense increased $2.5 million to $23.3 million for the third quarter of 2021 compared to $20.8 million for the second quarter of 2021. During the third quarter of 2021, the primary components of the changes in noninterest expense were as follows:

●	Increase in salaries and employee benefits, primarily due to the hiring of additional talent from both the SCB acquisition and the Auburn, Dothan, Montgomery and Birmingham, Alabama and Tallahassee, Florida teams;
●	Increase in occupancy and equipment expense from the SCB acquisition and expansion in Alabama;
●	Increase in FDIC insurance from continued asset growth; and
●	Increase in data processing and technology, primarily from continued infrastructure build.

The following table presents detailed information related to noninterest expense for the periods indicated (dollars in thousands):

	Three Months Ended
	Sep	Jun	Increase
Noninterest Expense	2021	2021	(Decrease)
Salaries and employee benefits	$13,594	$12,203	$1,391
Occupancy and equipment	2,536	2,294	242
FDIC insurance	525	371	154
Other real estate and loan related expenses	407	506	(99)
Advertising and marketing	235	230	5
Data processing and technology	1,753	1,509	244
Professional services	810	849	(39)
Amortization of intangibles	711	441	270
Merger related and restructuring expenses	464	372	92
Other	2,274	2,022	252
Total noninterest expense	$23,309	$20,797	$2,512

Income Tax Expense

Income tax expense was $2.6 million for the third quarter of 2021, an increase of $163 thousand, compared to $2.5 million for the second quarter of 2021.

The effective tax rate was 22.0% for the third and second quarters of 2021, respectively.

Balance Sheet Trends

Total assets at September 30, 2021 were $4.38 billion compared with $3.30 billion at December 31, 2020.  The increase of $1.08 billion is primarily attributable to increases in cash and cash equivalents of $609.4 million, securities available-for-sale of $123.7 million, loans and leases of $270.4 million, bank owned life insurance of $47.9 million and goodwill and intangibles of $14.5 related to the SCB acquisition.

Total liabilities increased to $3.96 billion at September 30, 2021 from $2.95 billion at December 31, 2020.  The increase of $1.01 billion million was primarily from organic deposit growth of $561.4 million and deposits of $432.7 million from the SCB acquisition.

Shareholders' equity at September 30, 2021 totaled $424.7 million, an increase of $67.6 million, from December 31, 2020.  The increase in shareholders' equity was primarily from the issuance of $42.3 million of common stock for the acquisition of SCB and net income of $28.1 million for the nine months ended September 30, 2021, which was offset by repurchase of the Company's common stock of $1.2 million and $2.7 million of dividends paid.  Tangible book value per share (Non-GAAP) was $19.03 at September 30, 2021, compared to $17.92 at December 31, 2020.  Tangible common equity (Non-GAAP) as a percentage of tangible assets (Non-GAAP) was 7.47% at September 30, 2021, compared with 8.41% at December 31, 2020.

The following table presents selected balance sheet information for the periods indicated (dollars in thousands):

	Sep	Dec	Increase
Selected Balance Sheet Information	2021	2020	(Decrease)
Total assets	$4,384,031	$3,304,949	$1,079,082
Total liabilities	3,959,311	2,947,781	1,011,530
Total equity	424,720	357,168	67,552
Securities available-for-sale, at fair value	339,343	215,634	123,709
Loans and leases	2,652,663	2,382,243	270,420
Deposits	3,799,272	2,805,215	994,057
Borrowings	88,748	81,199	7,549

Conference Call Information

SmartFinancial issued this earnings release for the third quarter of 2021 on Tuesday, October 19, 2021, and will host a conference call on Wednesday, October 20, 2021, at 10:00 a.m. ET.  To access this interactive teleconference, dial (844) 200-6205 or (646) 904-5544 and enter the confirmation number, 289025.  A replay of the conference call will be available through December 22, 2021, by dialing (866) 813-9403 or (929) 458-6194 and entering the confirmation number, 781192.  Conference call materials will be published on the Company’s webpage located at http://www.smartfinancialinc.com/CorporateProfile, at 9:00 am ET prior to the conference call.

About SmartFinancial, Inc.

SmartFinancial, Inc., based in Knoxville, Tennessee, is the bank holding company for SmartBank. SmartBank is a full-service commercial bank founded in 2007, with branches across Tennessee, Alabama, and the Florida Panhandle.  Recruiting the best people, delivering exceptional client service, strategic branching, and a disciplined approach to lending have contributed to SmartBank’s success. More information about SmartFinancial can be found on its website: www.smartfinancialinc.com.

Source
SmartFinancial, Inc.

Investor Contacts
Billy Carroll
President & CEO
(865) 868-0613 billy.carroll@smartbank.com

Ron Gorczynski
Executive Vice President, Chief Financial Officer
(865) 437-5724 ron.gorczynski@smartbank.com

Media Contact
Kelley Fowler
Senior Vice President, Public Relations & Marketing
(865) 868-0611 kelley.fowler@smartbank.com

Non-GAAP Financial Measures

Statements included in this earnings release include measures not recognized under U.S. generally accepted accounting principles (“GAAP”) and therefore are considered non-GAAP financial measures and should be read along with the accompanying tables, which provide a reconciliation of Non-GAAP financial measures to GAAP financial measures. SmartFinancial management uses several Non-GAAP financial measures, including: (i) operating earnings, (ii) operating return on average assets, (iii) operating pre-tax pre-provision return on average assets, (iv) operating return on average shareholders' equity, (v) return on average tangible common equity, (vi) operating return on average tangible common equity, (vii) operating efficiency ratio, (viii) operating noninterest income, (ix) operating pre-tax pre-provision earnings (x) operating noninterest expense, (xi) tangible common equity, (xii) average tangible common equity, (xiii) tangible book value; (xiv) tangible assets; and ratios derived therefrom, in its analysis of the company's performance. Operating earnings excludes the following from net income: securities gains and losses, proceeds related to the termination of an Alabama Department of Economic and Community Affairs (“ADECA”) loan program, merger related and restructuring expenses.  Operating return on average assets is the annualized operating earnings divided by average assets.  Operating pre-tax pre-provision return on average assets is the annualized operating pre-tax pre-provision income earnings by average assets. Operating return on average shareholders' equity is the annualized operating earnings divided by average equity. Return on average tangible common equity is the annualized net income divided by average tangible common equity. Operating return on average tangible common equity is the annualized operating earnings divided by average tangible common equity (Non-GAAP). The operating efficiency ratio includes an adjustment for taxable equivalent yields and excludes securities gains and losses and merger related and restructuring expenses from the efficiency ratio. Operating noninterest income excludes the following from noninterest income: securities gains and losses, proceeds related to the termination of the ADECA loan program.  Operating pre-tax pre-provision earnings is net interest income plus operating noninterest income less operating noninterest expense.  Operating noninterest expense excludes the following from noninterest expense: prior year adjustments to salaries, merger related and restructuring expenses and certain franchise tax true-up expenses. Tangible common equity and average tangible common equity excludes goodwill and other intangible assets from shareholders' equity and average shareholders' equity, respectively.  Tangible book value is tangible common equity divided by common shares outstanding.  Tangible assets excludes goodwill and other intangibles from total assets.  Management believes that Non-GAAP financial measures provide additional useful information that allows investors to evaluate the ongoing performance of the company and provide meaningful comparisons to its peers.  Management believes these non-GAAP financial measures also enhance investors' ability to compare period-to-period financial results and allow investors and company management to view our operating results excluding the impact of items that are not reflective of the underlying operating performance.  Non-GAAP financial measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider SmartFinancial's performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the company. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the results or financial condition as reported under GAAP.

Forward-Looking Statements

This news release may contain statements that are based on management’s current estimates or expectations of future events or future results, and that may be deemed to constitute forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995.  These statements, including statements regarding the effects of the COVID-19 pandemic on the Company’s business and financial results and conditions, are not historical in nature and can generally be identified by such words as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “may,” “estimate,” and similar expressions. All forward-looking statements are subject to risks, uncertainties, and other factors that may cause the actual results of SmartFinancial to differ materially from future results expressed or implied by such forward-looking statements. Such risks, uncertainties, and other factors include, among others, (1) risks associated with our growth strategy, including a failure to implement our growth plans or an inability to manage our growth effectively; (2) claims and litigation arising from our business activities and from the companies we acquire, which may relate to contractual issues, environmental laws, fiduciary responsibility, and other matters; (3) the risk that cost savings and revenue synergies from recently completed acquisitions may not be realized or may take longer than anticipated to realize; (4) disruption from recently completed acquisitions with customer, supplier, employee, or other business relationships; (5) our ability to successfully integrate the businesses acquired as part of previous acquisitions with the business of SmartBank; (6) risks related to the acquisition of Sevier County Bancshares, Inc. (“SCB”); (7) the risk that the anticipated benefits from the acquisition of SCB may not be realized in the time frame anticipated; (8) changes in management’s plans for the future; (9) prevailing, or changes in, economic or political conditions, particularly in our market areas; (10) credit risk associated with our lending activities; (11) changes in interest rates, loan demand, real estate values, or competition; (12) changes in accounting principles, policies, or guidelines; (13) changes in applicable laws, rules, or regulations, including changes to statutes, regulations or regulatory policies or practices as a result of, or in response to COVID-19; (14) adverse results from current or future litigation, regulatory examinations or other legal and/or regulatory actions, including as a result of the Company’s participation in and execution of government programs related to the COVID-19 pandemic; (15) the impact of the COVID-19 pandemic on the Company’s assets, business, cash flows, financial condition, liquidity, prospects and results of operations; (16) potential increases in the provision for loan losses resulting from the COVID-19 pandemic; and (17) other general competitive, economic, political, and market factors, including those affecting our business, operations, pricing, products, or services. These and other factors that could cause results to differ materially from those described in the forward-looking statements can be found in SmartFinancial’s most recent annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, in each case filed with or furnished to the Securities and Exchange Commission (the “SEC”) and available on the SEC’s website (www.sec.gov). Undue reliance should not be placed on forward-looking statements.  SmartFinancial disclaims any obligation to update or revise any forward-looking statements contained in this release, which speak only as of the date hereof, whether as a result of new information, future events, or otherwise.

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

	Ending Balances
	Sep	Jun	Mar	Dec	Sep
	2021	2021	2021	2020	2020
Assets:
Cash and cash equivalents	$1,091,160	$673,515	$556,701	$481,719	$541,815
Securities available-for-sale, at fair value	339,343	250,817	250,937	215,634	214,634
Other investments	14,972	14,584	14,728	14,794	14,829
Loans held for sale	3,418	4,334	7,870	11,721	11,292
Loans and leases	2,652,663	2,468,318	2,487,129	2,382,243	2,404,057
Less: Allowance for loan and lease losses	(19,295)	(18,310)	(18,370)	(18,346)	(18,817)
Loans and leases, net	2,633,368	2,450,008	2,468,759	2,363,897	2,385,240
Premises and equipment, net	85,346	72,314	72,697	72,682	73,934
Other real estate owned	2,415	2,499	3,946	4,619	3,932
Goodwill and other intangibles, net	104,930	90,966	86,350	86,471	86,710
Bank owned life insurance	79,145	72,013	71,586	31,215	31,034
Other assets	29,934	23,306	23,629	22,197	24,168
Total assets	$4,384,031	$3,654,356	$3,557,203	$3,304,949	$3,387,588
Liabilities:
Deposits:
Noninterest-bearing demand	$977,180	$807,560	$777,968	$685,957	$669,733
Interest-bearing demand	847,007	702,470	683,887	649,129	534,128
Money market and savings	1,389,393	1,140,029	1,073,941	919,631	871,098
Time deposits	585,692	489,413	512,417	550,498	577,064
Total deposits	3,799,272	3,139,472	3,048,213	2,805,215	2,652,023
Borrowings	88,748	78,834	82,642	81,199	319,391
Subordinated debt	41,909	39,388	39,367	39,346	39,325
Other liabilities	29,382	23,269	22,923	22,021	27,060
Total liabilities	3,959,311	3,280,963	3,193,145	2,947,781	3,037,799
Shareholders' Equity:
Common stock	16,801	15,110	15,105	15,107	15,233
Additional paid-in capital	292,760	252,039	251,836	252,693	254,626
Retained earnings	112,600	103,906	96,034	87,185	78,918
Accumulated other comprehensive income	2,559	2,338	1,083	2,183	1,012
Total shareholders' equity	424,720	373,393	364,058	357,168	349,789
Total liabilities & shareholders' equity	$4,384,031	$3,654,356	$3,557,203	$3,304,949	$3,387,588

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands except share and per share data)

	Three Months Ended					Nine Months Ended
	Sep	Jun	Mar	Dec	Sep	Sep	Sep
	2021	2021	2020	2020	2020	2021	2020
Interest income:
Loans and leases, including fees	$31,674	$28,323	$28,018	$28,594	$28,621	$88,015	$83,718
Securities available-for-sale:
Taxable	832	916	724	609	546	2,472	1,813
Tax-exempt	331	304	259	306	364	894	1,064
Federal funds sold and other earning assets	474	309	291	303	327	1,074	1,206
Total interest income	33,311	29,852	29,292	29,812	29,858	92,455	87,801
Interest expense:
Deposits	2,153	2,248	2,331	2,580	2,897	6,733	11,016
Borrowings	121	123	117	142	334	360	674
Subordinated debt	655	584	584	584	584	1,823	1,751
Total interest expense	2,929	2,955	3,032	3,306	3,815	8,916	13,441
Net interest income	30,382	26,897	26,260	26,506	26,043	83,539	74,360
Provision for loan and lease losses	1,149	(5)	67	—	2,634	1,211	8,683
Net interest income after provision for loan and lease losses	29,233	26,902	26,193	26,506	23,409	82,328	65,677
Noninterest income:
Service charges on deposit accounts	1,220	1,048	1,009	1,032	892	3,278	2,370
Gain (loss) on sale of securities, net	45	—	—	—	(9)	45	6
Mortgage banking	994	1,105	1,139	1,331	1,029	3,238	2,544
Investment services	448	567	531	407	359	1,546	1,159
Insurance commissions	745	557	1,466	548	560	2,768	1,302
Interchange and debit card transaction fees	1,078	922	839	760	868	2,839	1,652
Other	1,779	944	707	898	422	3,429	1,417
Total noninterest income	6,309	5,143	5,691	4,976	4,121	17,143	10,450
Noninterest expense:
Salaries and employee benefits	13,594	12,203	10,869	11,516	11,032	36,666	31,395
Occupancy and equipment	2,536	2,294	2,341	2,256	2,186	7,170	6,093
FDIC insurance	525	371	371	297	534	1,266	894
Other real estate and loan related expense	407	506	602	516	643	1,514	1,535
Advertising and marketing	235	230	190	181	253	654	653
Data processing and technology	1,753	1,509	1,379	1,182	1,131	4,642	3,293
Professional services	810	849	641	786	594	2,300	2,172
Amortization of intangibles	711	441	444	571	402	1,597	1,169
Merger related and restructuring expenses	464	372	103	702	290	939	3,863
Other	2,274	2,022	2,524	1,946	2,102	6,822	5,699
Total noninterest expense	23,309	20,797	19,464	19,953	19,167	63,570	56,766
Income before income taxes	12,233	11,248	12,420	11,529	8,363	35,901	19,361
Income tax expense	2,633	2,470	2,664	2,499	1,968	7,767	4,059
Net income	$9,600	$8,778	$9,756	$9,030	$6,395	$28,134	$15,302
Earnings per common share:
Basic	$0.62	$0.59	$0.65	$0.60	$0.42	$1.85	$1.03
Diluted	$0.61	$0.58	$0.65	$0.59	$0.42	$1.84	$1.02
Weighted average common shares outstanding:
Basic	15,557,528	15,003,657	15,011,573	15,109,298	15,160,579	15,192,919	14,903,757
Diluted	15,691,126	15,126,184	15,111,947	15,182,796	15,210,611	15,312,755	14,965,455

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

YIELD ANALYSIS

	Three Months Ended
	September 30, 2021			June 30, 2021			September 30, 2020
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest[1]	Cost[1]	Balance	Interest[1]	Cost[1]	Balance	Interest[1]	Cost[1]
Assets:
Loans and leases, including fees[2]	$2,532,604	$31,623	4.95%	$2,508,388	$28,256	4.52%	$2,410,173	$28,508	4.71%
Loans held for sale	3,987	51	5.09%	5,315	67	5.03%	8,048	113	5.57%
Taxable securities	187,032	832	1.77%	164,935	916	2.23%	132,642	546	1.64%
Tax-exempt securities	87,621	477	2.16%	89,296	453	2.04%	88,129	515	2.32%
Federal funds sold and other earning assets	802,712	474	0.23%	531,125	309	0.23%	438,785	327	0.30%
Total interest-earning assets	3,613,956	33,457	3.67%	3,299,059	30,001	3.65%	3,077,777	30,009	3.88%
Noninterest-earning assets	323,067			286,211			262,764
Total assets	$3,937,023			$3,585,270			$3,340,541

Liabilities and Stockholders’ Equity:
Interest-bearing demand deposits	$763,613	414	0.21%	$688,756	304	0.18%	$509,999	199	0.16%
Money market and savings deposits	1,233,533	854	0.27%	1,117,290	905	0.32%	833,022	704	0.34%
Time deposits	524,327	885	0.67%	502,755	1,039	0.83%	615,714	1,994	1.29%
Total interest-bearing deposits	2,521,473	2,153	0.34%	2,308,801	2,248	0.39%	1,958,735	2,897	0.59%
Borrowings[3]	80,188	121	0.60%	81,525	123	0.61%	319,265	334	0.42%
Subordinated debt	40,211	654	6.47%	39,375	584	5.95%	39,311	584	5.91%
Total interest-bearing liabilities	2,641,872	2,928	0.44%	2,429,701	2,955	0.49%	2,317,311	3,815	0.65%
Noninterest-bearing deposits	877,831			768,399			649,489
Other liabilities	24,522			17,845			25,834
Total liabilities	3,544,225			3,215,945			2,992,634
Shareholders' equity	392,798			369,325			347,907
Total liabilities and shareholders' equity	$3,937,023			$3,585,270			$3,340,541

Net interest income, taxable equivalent		$30,529			$27,046			$26,194
Interest rate spread			3.23%			3.16%			3.22%
Tax equivalent net interest margin			3.35%			3.29%			3.39%

Percentage of average interest-earning assets to average interest-bearing liabilities			136.80%			135.78%			132.82%
Percentage of average equity to average assets			9.98%			10.30%			10.41%

1 Taxable equivalent

2 Includes average balance of $128,408, $266,114 and $295,045 in PPP loans for the quarters ended September 30, 2021, June 30, 2021, and September 30, 2020, respectively.

3 Includes average balance of $237,780 in Paycheck Protection Program Liquidity Facility (“PPPLF”) funding for the quarter ended September 30, 2020. No PPPLF funding was used for the quarters ended September 30, 2021, and June 30, 2021.

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

YIELD ANALYSIS

	Nine Months Ended
	September 30, 2021			September 30, 2020
	Average		Yield/	Average		Yield/
	Balance	Interest[1]	Cost[1]	Balance	Interest[1]	Cost[1]
Assets:
Loans and leases, including fees[2]	$2,489,843	$87,823	4.72%	$2,252,075	$83,487	4.95%
Loans held for sale	5,724	192	4.49%	6,409	231	4.81%
Taxable securities	163,005	2,472	2.03%	123,895	1,813	1.95%
Tax-exempt securities	89,244	1,339	2.01%	81,604	1,486	2.43%
Federal funds sold and other earning assets	584,970	1,074	0.25%	296,449	1,206	0.54%
Total interest-earning assets	3,332,786	92,900	3.73%	2,760,432	88,223	4.27%
Noninterest-earning assets	295,074			248,293
Total assets	$3,627,860			$3,008,725

Liabilities and Stockholders’ Equity:
Interest-bearing demand deposits	$698,148	974	0.19%	$451,074	782	0.23%
Money market and savings deposits	1,112,342	2,580	0.31%	749,316	2,707	0.48%
Time deposits	517,566	3,179	0.82%	667,303	7,527	1.51%
Total interest-bearing deposits	2,328,056	6,733	0.39%	1,867,693	11,016	0.79%
Borrowings[3]	81,177	360	0.59%	203,202	674	0.44%
Subordinated debt	39,650	1,823	6.15%	39,290	1,751	5.95%
Total interest-bearing liabilities	2,448,883	8,916	0.49%	2,110,185	13,441	0.85%
Noninterest-bearing deposits	782,960			537,860
Other liabilities	21,553			23,826
Total liabilities	3,253,396			2,671,871
Shareholders' equity	374,464			336,854
Total liabilities and shareholders' equity	$3,627,860			$3,008,725

Net interest income, taxable equivalent		$83,984			$74,782
Interest rate spread			3.24%			3.42%
Tax equivalent net interest margin			3.37%			3.62%

Percentage of average interest-earning assets to average interest-bearing liabilities			136.09%			130.81%
Percentage of average equity to average assets			10.32%			11.20%

1 Taxable equivalent

2 Includes average balance of $235,027 and $169,617 in PPP loans for the six months ended September 30, 2021, and 2020, respectively.

3 Includes average balance of $115,734 in Paycheck Protection Program Liquidity Facility (“PPPLF”) funding for the nine months ended September 30, 2020. No PPPLF funding was used for the nine months ended September 30, 2021.

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

	As of and for The Three Months Ended
	Sep	Jun	Mar	Dec	Sep
	2021	2021	2021	2020	2020
Composition of Loans and Leases:
Commercial real estate:
owner occupied	$560,671	$492,750	$477,293	$463,771	$467,569
non-owner occupied	752,576	669,741	593,348	549,205	563,082
Commercial real estate, total	1,313,247	1,162,491	1,070,641	1,012,976	1,030,651
Commercial & industrial	469,739	496,114	686,010	634,446	644,498
Construction & land development	326,374	300,704	285,973	278,075	275,172
Consumer real estate	478,161	444,640	432,486	443,930	440,310
Leases	53,396	53,038	—	—	—
Consumer and other	11,746	11,331	12,019	12,816	13,426
Total loans and leases	$2,652,663	$2,468,318	$2,487,129	$2,382,243	$2,404,057

Asset Quality and Additional Loan Data:
Nonperforming loans and leases	$3,567	$3,758	$6,234	$5,782	$2,248
Other real estate owned	2,415	2,499	3,946	4,619	3,932
Other repossessed assets	77	199	—	—	—
Total nonperforming assets	$6,059	$6,456	$10,180	$10,401	$6,180
Restructured loans and leases not included in nonperforming loans and leases	$212	$219	$250	$257	$8
Net charge-offs to average loans and leases (annualized)	0.03%	0.01%	0.01%	0.08%	0.01%
Allowance for loan and leases losses to loans and leases	0.73%	0.74%	0.74%	0.77%	0.78%
Nonperforming loans and leases to total loans and leases, gross	0.13%	0.15%	0.25%	0.24%	0.09%
Nonperforming assets to total assets	0.14%	0.18%	0.29%	0.31%	0.18%
Acquired loan and lease fair value discount balance	$13,001	$12,982	$12,951	$14,467	$15,141
Accretion income on acquired loans and leases	1,760	761	1,636	768	960
PPP net fees deferred balance	3,783	6,651	7,351	4,190	6,348
PPP net fees recognized	2,873	2,132	2,398	2,157	1,812

Capital Ratios:
Equity to Assets	9.69%	10.22%	10.23%	10.81%	10.33%
Tangible common equity to tangible assets (Non-GAAP)[1]	7.47%	7.93%	8.00%	8.41%	7.97%

SmartFinancial, Inc.[2]
Tier 1 leverage	8.36%	8.10%	8.55%	8.69%	8.78%
Common equity Tier 1	10.85%	10.63%	11.29%	11.61%	11.33%
Tier 1 capital	10.85%	10.63%	11.29%	11.61%	11.33%
Total capital	12.92%	12.80%	13.62%	14.07%	13.81%

SmartBank	Estimated[3]
Tier 1 leverage	9.20%	8.75%	9.33%	9.58%	9.74%
Common equity Tier 1	11.95%	11.50%	12.31%	12.79%	12.57%
Tier 1 capital	11.95%	11.50%	12.31%	12.79%	12.57%
Total capital	12.60%	12.19%	13.05%	13.57%	13.37%

1Total common equity less intangibles divided by total assets less intangibles. See reconciliation of Non-GAAP measures.

2All periods presented are estimated.

3 Current period capital ratios are estimated as of the date of this earnings release.

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands except share and per share data)

	As of and for The					As of and for The
	Three Months Ended					Nine Months Ended
	Sep	Jun	Mar	Dec	Sep	Sep	Sep
	2021	2021	2021	2020	2020	2021	2020
Selected Performance Ratios (Annualized):
Return on average assets	0.97%	0.98%	1.18%	1.11%	0.76%	1.04%	0.68%
Return on average shareholders' equity	9.70%	9.53%	10.96%	10.15%	7.31%	10.05%	6.07%
Return on average tangible common equity¹	12.84%	12.54%	14.41%	13.43%	9.72%	13.24%	8.10%
Noninterest income / average assets	0.64%	0.58%	0.69%	0.61%	0.49%	0.63%	0.46%
Noninterest expense / average assets	2.35%	2.33%	2.35%	2.46%	2.28%	2.34%	2.52%
Efficiency ratio	63.53%	64.91%	60.92%	63.38%	63.54%	63.14%	66.93%

Operating Selected Performance Ratios (Annualized):
Operating return on average assets[1]	1.00%	1.01%	1.19%	1.14%	0.79%	1.06%	0.81%
Operating PTPP return on average assets[1]	1.39%	1.30%	1.52%	1.45%	1.35%	1.40%	1.42%
Operating return on average shareholders' equity[1]	10.01%	9.83%	11.05%	10.34%	7.57%	10.28%	7.20%
Operating return on average tangible common equity[1]	13.26%	12.93%	14.53%	13.69%	10.06%	13.56%	9.60%
Operating efficiency ratio[1]	62.09%	63.46%	60.32%	60.86%	62.25%	61.96%	62.07%
Operating noninterest income / average assets[1]	0.63%	0.58%	0.69%	0.56%	0.49%	0.63%	0.46%
Operating noninterest expense / average assets[1]	2.30%	2.29%	2.34%	2.37%	2.25%	2.31%	2.35%

Selected Interest Rates and Yields:
Yield on loans and leases	4.95%	4.52%	4.67%	4.72%	4.71%	4.72%	4.95%
Yield on earning assets, FTE	3.67%	3.65%	3.88%	4.01%	3.88%	3.73%	4.27%
Cost of interest-bearing deposits	0.34%	0.39%	0.44%	0.50%	0.59%	0.39%	0.79%
Cost of total deposits	0.25%	0.29%	0.33%	0.38%	0.44%	0.29%	0.61%
Cost of interest-bearing liabilities	0.44%	0.49%	0.54%	0.60%	0.65%	0.49%	0.85%
Net interest margin, FTE	3.35%	3.29%	3.48%	3.57%	3.39%	3.37%	3.62%

Per Common Share:
Net income, basic	$0.62	$0.59	$0.65	$0.60	$0.42	$1.85	$1.03
Net income, diluted	0.61	0.58	0.65	0.59	0.42	1.84	1.02
Operating earnings, basic¹	0.64	0.60	0.65	0.61	0.44	1.90	1.22
Operating earnings, diluted¹	0.63	0.60	0.65	0.61	0.44	1.88	1.21
Book value	25.28	24.71	24.10	23.64	22.96	25.28	22.96
Tangible book value¹	19.03	18.69	18.39	17.92	17.27	19.03	17.27
Common shares outstanding	16,801,447	15,109,736	15,104,536	15,107,214	15,233,227	16,801,447	15,233,227

¹See reconciliation of Non-GAAP measures

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

NON-GAAP RECONCILIATIONS

	Three Months Ended					Nine Months Ended
	Sep	Jun	Mar	Dec	Sep	Sep	Sep
	2021	2021	2021	2020	2020	2021	2020
Operating Earnings:
Net income (GAAP)	$9,600	$8,778	$9,756	$9,030	$6,395	$28,134	$15,302
Noninterest income:
Securities gains (losses), net	(45)	—	—	—	9	(45)	(6)
ADECA termination proceeds	—	—	—	(465)	—	—	—
Noninterest expenses:
Merger related and restructuring expenses	464	372	103	702	290	939	3,863
Income taxes:
Income tax effect of adjustments	(108)	(96)	(27)	(62)	(77)	(231)	(1,009)
Operating earnings (Non-GAAP)	$9,911	$9,054	$9,832	$9,205	$6,617	$28,797	$18,150
Operating earnings per common share (Non-GAAP):
Basic	$0.64	$0.60	$0.65	$0.61	$0.44	$1.90	$1.22
Diluted	0.63	0.60	0.65	0.61	0.44	1.88	1.21

Operating Noninterest Income:
Noninterest income (GAAP)	$6,309	$5,143	$5,691	$4,976	$4,121	$17,143	$10,450
Securities gains (losses), net	(45)	—	—	—	9	(45)	(6)
ADECA termination proceeds	—	—	—	(465)	—	—	—
Operating noninterest income (Non-GAAP)	$6,264	$5,143	$5,691	$4,511	$4,130	$17,098	$10,444
Operating noninterest income (Non-GAAP)/average assets[1]	0.63%	0.58%	0.69%	0.56%	0.49%	0.63%	0.46%

Operating Noninterest Expense:
Noninterest expense (GAAP)	$23,309	$20,797	$19,464	$19,953	$19,167	$63,570	$56,766
Merger related and restructuring expenses	(464)	(372)	(103)	(702)	(290)	(939)	(3,863)
Operating noninterest expense (Non-GAAP)	$22,845	$20,425	$19,361	$19,251	$18,877	$62,631	$52,903
Operating noninterest expense (Non-GAAP)/average assets[2]	2.30%	2.29%	2.34%	2.37%	2.25%	2.31%	2.35%

Operating Pre-tax Pre-provision ("PTPP") Earnings:
Net interest income (GAAP)	$30,382	$26,897	$26,260	$26,506	$26,043	$83,539	$74,360
Operating noninterest income	6,264	5,143	5,691	4,511	4,130	17,098	10,444
Operating noninterest expense	(22,845)	(20,425)	(19,361)	(19,251)	(18,877)	(62,631)	(52,903)
Operating PTPP earnings (Non-GAAP)	$13,801	$11,615	$12,590	$11,766	$11,296	$38,006	$31,901

Non-GAAP Return Ratios:
Operating return on average assets (Non-GAAP)[3]	1.00%	1.01%	1.19%	1.14%	0.79%	1.06%	0.81%
Operating PTPP return on average assets (Non-GAAP)[4]	1.39%	1.30%	1.52%	1.45%	1.35%	1.40%	1.42%
Return on average tangible common equity (Non-GAAP)[5]	12.84%	12.54%	14.41%	13.43%	9.72%	13.24%	8.10%
Operating return on average shareholders' equity (Non-GAAP)[6]	10.01%	9.83%	11.05%	10.34%	7.57%	10.28%	7.20%
Operating return on average tangible common equity (Non-GAAP)[7]	13.26%	12.93%	14.53%	13.69%	10.06%	13.56%	9.60%

Operating Efficiency Ratio:
Efficiency ratio (GAAP)	63.53%	64.91%	60.92%	63.38%	63.54%	63.14%	66.93%
Adjustment for taxable equivalent yields	(0.25)%	(0.30)%	(0.28)%	(0.30)%	(0.32)%	(0.28)%	(0.33)%
Adjustment for securities gains (losses)	(0.08)%	—%	—%	—%	0.02%	(0.03)%	(0.01)%
Adjustment for merger related income and costs	(1.11)%	(1.15)%	(0.32)%	(2.22)%	(0.99)%	(0.87)%	(4.52)%
Operating efficiency ratio (Non-GAAP)	62.09%	63.46%	60.32%	60.86%	62.25%	61.96%	62.07%

1Operating noninterest income (Non-GAAP) is annualized and divided by average assets.

2Operating noninterest expense (Non-GAAP) is annualized and divided by average assets.

3Operating return on average assets (Non-GAAP) is the annualized operating earnings (Non-GAAP) divided by average assets.

4Operating PTPP return on average assets (Non-GAAP) is the annualized operating PTPP earnings (Non-GAAP) divided by average assets.

5Return on average tangible common equity (Non-GAAP) is the annualized net income divided by average tangible common equity (Non-GAAP).

6Operating return on average shareholders’ equity (Non-GAAP) is the annualized operating earnings (Non-GAAP) divided by average equity.

7Operating return on average tangible common equity (Non-GAAP) is the annualized operating earnings (Non-GAAP) divided by average tangible common equity (Non-GAAP).

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

NON-GAAP RECONCILIATIONS

	Three Months Ended					Nine Months Ended
	Sep	Jun	Mar	Dec	Sep	Sep	Sep
	2021	2021	2021	2020	2020	2021	2020
Tangible Common Equity:
Shareholders' equity (GAAP)	$424,720	$373,393	$364,058	$357,168	$349,789	$424,720	$349,789
Less goodwill and other intangible assets	104,930	90,966	86,350	86,471	86,710	104,930	86,710
Tangible common equity (Non-GAAP)	$319,790	$282,427	$277,708	$270,697	$263,079	$319,790	$263,079

Average Tangible Common Equity:
Average shareholders' equity (GAAP)	$392,798	$369,325	$360,919	$354,026	$347,907	$374,464	$336,854
Less average goodwill and other intangible assets	96,250	88,551	86,424	86,561	86,206	90,445	84,361
Average tangible common equity (Non-GAAP)	$296,548	$280,774	$274,495	$267,465	$261,701	$284,019	$252,493

Tangible Book Value per Common Share:
Book value per common share (GAAP)	$25.28	$24.71	$24.10	$23.64	$22.96	$25.28	$22.96
Adjustment due to goodwill and other intangible assets	(6.25)	(6.02)	(5.71)	(5.72)	(5.69)	(6.25)	(5.69)
Tangible book value per common share (Non-GAAP)[1]	$19.03	$18.69	$18.39	$17.92	$17.27	$19.03	$17.27

Tangible Common Equity to Tangible Assets:
Total Assets	$4,384,031	$3,654,356	$3,557,203	$3,304,949	$3,387,588	$4,384,031	$3,387,588
Less goodwill and other intangibles	104,930	90,966	86,350	86,471	86,710	104,930	86,710
Tangible Assets (Non-GAAP):	$4,279,101	$3,563,390	$3,470,853	$3,218,478	$3,300,878	$4,279,101	$3,300,878
Tangible common equity to tangible assets (Non-GAAP)	7.47%	7.93%	8.00%	8.41%	7.97%	7.47%	7.97%

1Tangible book value per share is computed by dividing total stockholder's equity, less goodwill and other intangible assets by common shares outstanding.